                                                        EXHIBIT NO. EX-99.h.1.ix

                        DIMENSIONAL INVESTMENT GROUP INC.

                            TRANSFER AGENCY AGREEMENT
                              ADDENDUM NUMBER NINE

     THIS  ADDENDUM  is made as of the  ____  day of  __________,  2003,  by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large
Cap  Portfolio  Inc.," a  Maryland  corporation  (the  "Fund"),  and PFPC  INC., formerly known as "Provident  Financial  Processing  Corporation" (the "Transfer
Agent" or "PFPC").

                              W I T N E S S E T H :

     WHEREAS,  the Fund is  registered  as an  open-end,  management  investment company under the Investment Company Act of 1940, as amended, and its securities are registered under the Securities Act of 1933, as amended; and

     WHEREAS,  the Fund has retained PFPC to serve as the Fund's transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement dated July 12, 1991, as amended (the "Agreement"), which, as of the date hereof, is in full force and effect; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services  to any  class of  shares  created  by the Fund  after  the date of the
Agreement upon mutual agreement of the Fund and Transfer Agent; and

     WHEREAS,  PFPC presently  provides such services to the existing  series of the Fund, and has agreed to provide such services to three (3) new series of the
Fund, designated as the Global Equity Portfolio,  the Global 60/40 Portfolio and
the Global 25/75 Portfolio, which are listed on Schedule B attached hereto; and

     WHEREAS, Paragraph 23 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein contained,  and intending to be legally bound thereby, the parties hereby agree that:

     1. The Agreement is amended to provide that those  portfolios  set forth on
"Schedule  B,  Portfolios  of  Dimensional  Investment  Group Inc.,  Amended and
Restated ______,  2003," which is attached  hereto,  shall be "Shares" under the
Agreement.

     2. The fee schedules of the Transfer  Agent  applicable to the Shares shall be as agreed to in  writing,  from  time to time,  by the Fund and the  Transfer
Agent.

     3. In all other respects,  the Agreement shall remain unchanged and in full force and effect.

     4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

     5. The effective date of this Addendum shall be ______, 2003.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this Addendum  Number
Nine  to  the  Agreement  to be  executed  by  their  duly  authorized  officers designated below on the day and year first above written.

                                   DIMENSIONAL INVESTMENT GROUP INC.

                                   By:  __________________________
                                        Catherine L. Newell
                                        Vice President and Secretary

                                   PFPC INC.

                                   By:  ___________________________
                                        Joseph Gramlich
                                        Executive Vice President

                                                            Amended and Restated
                                                              ____________, 2003

                                   SCHEDULE B

                                  PORTFOLIOS OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                 The DFA U.S. Small Cap Institutional Portfolio
                        U.S. Large Cap Value Portfolio II
                        U.S. Small Cap Value Portfolio II
                        DFA International Value Portfolio
                      DFA International Value Portfolio II
                      DFA International Value Portfolio III
                       U.S. Large Cap Value Portfolio III
                   AAM/DFA U.S. High Book to Market Portfolio
                     AAM/DFA Two-Year Fixed Income Portfolio
                      AAM/DFA Two-Year Government Portfolio
                          Emerging Markets Portfolio II
                      DFA International Value Portfolio IV
                 Tax-Managed U.S. Marketwide Value Portfolio II
                U.S. Large Company Institutional Index Portfolio
                           U.S. Small Cap Portfolio K
                        U.S. Large Cap Value Portfolio K
                         U.S. Small XM Value Portfolio K
                         U.S. Large Company Portfolio K
                       DFA International Value Portfolio K
                          Emerging Markets Portfolio K
                      DFA One-Year Fixed Income Portfolio K
                  DFA Two-Year Global Fixed Income Portfolio K
                   DFA International Small Company Portfolio V
                        DFA Emerging Markets Portfolio V
                             Global Equity Portfolio
                             Global 60/40 Portfolio
                             Global 25/75 Portfolio